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                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          AMYLIN PHARMACEUTICALS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                              [AMYLIN LETTERHEAD]


VIA FACSIMILE (301)545-4800

January 19, 2001


Mr. Steven Sears
Institutional Shareholders Services
1455 Research Boulevard
Rockville, Maryland  20850

Dear Mr. Sears:

Per our discussion, Amylin Pharmaceuticals, by this letter, commits to the following:

1. Without the prior approval of the company's shareholders, options issued under any of the corporation's existing stock option plans will not be repriced by lowering the option exercise price of a previously granted award, or by cancellation of outstanding options with subsequent replacement, or regrant of options with lower exercise prices, and that,

2. The plan will be amended at our next Board of Directors meeting to reflect these clarifications and a copy of the change will be sent to ISS.

With this commitment, we ask that you revise your recommendation to a vote "FOR"
Item 1, "To Approve the Company's 2001 Equity Incentive Plan."

Thanks for your cooperation.

Best regards,

/s/ Joseph C. Cook, Jr.
Joseph C. Cook, Jr.

JCC/lab